UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4 , 2009

USG Corporation
 (Exact name of registrant as specified in its charter)

Delaware	1-8864	36-3329400
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 West Adams Street, Chicago, Illinois	60661-3676
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 436-4000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement

On December 4, 2009, the Registrant and its subsidiary, United States Gypsum Company (“U.S. Gypsum”), entered into a Settlement Agreement with Lafarge North America Inc. and its parent company, Lafarge SA, to resolve certain disputes between them that were the subject of a lawsuit in the United States District Court for the Northern District of Illinois. Under the terms of the Settlement Agreement, the lawsuit will be dismissed, U.S. Gypsum will receive $105 million and U.S. Gypsum will grant Lafarge a fully paid-up license to use certain technology. Lafarge will pay U.S. Gypsum $80 million no later than December 9, 2009 and $25 million no later than December 1, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USG CORPORATION
Registrant

By:	/s/ Stanley L. Ferguson Stanley L. Ferguson Executive Vice President and General Counsel

Date: December 7, 2009